POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints Jennifer
L. Sherman and Gwendolyn L. Hassan, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to complete and sign all Forms 3, 4 and 5 relating to equity securities of Federal Signal Corporation and to file the same, with all exhibits thereto or documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and Federal Signal Corporation, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	The undersigned acknowledges that the foregoing attorneys -in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Federal Signal Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Federal Signal Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.




				Executed this 18th day of March, 2004




				STEPHANIE K. KUSHNER
                        ____________________
				STEPHANIE K. KUSHNER
				EXECUTIVE OFFICER